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                                                                   Exhibit 10.17


                                LINENS 'N THINGS

                                  July 6, 2004

                        Restricted Stock Units Agreement

                             To: Jack E. Moore, Jr.,

        On July 6, 2004, you have been awarded 25,000 restricted stock units ("Restricted Stock Units"), each unit representing the right to receive one share of common stock, par value $0.01 per share, of Linens 'n Things, Inc. (the "Company") pursuant to the Company's New Hire Authorization (the "Authorization"), subject in all respect to the terms of this Restricted Stock Units Agreement (this "Agreement").

        By signing a copy of this Agreement, you hereby agree to the following terms and conditions:

        1. INCORPORATION BY REFERENCE OF PLAN. The provisions of the Authorization are incorporated by reference in this Agreement and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined in this Agreement have the meanings set forth in the Authorization. In the event of any actual conflict between the terms of this Agreement and the Authorization, the terms of the Authorization shall govern.

        2. VESTING. Except as expressly provided elsewhere in this Agreement, the Restricted Stock Units shall vest according to the dates shown below (each a "Vesting Date"):


        PERCENTAGE OF SHARES                    FIRST DATE ON WHICH
        WHICH VEST HEREUNDER                    SUCH SHARES VEST
        --------------------                    ----------------

                20%                             June 14, 2005
                20%                             June 14, 2006
                20%                             June 14, 2007
                20%                             June 14, 2008
                20%                             June 14, 2009

        3.      PAYMENT OR CONVERSION OF RESTRICTED STOCK UNITS.


                (a) On the Vesting Date, the Company shall deliver to you the number of shares of stock corresponding to such vested Restricted Stock Units, except to the extent you have otherwise elected to defer receipt in accordance with terms and conditions determined by the Company. On or before each vesting date set forth in Section 2 of this Agreement, you shall pay to the Company and amount equal to $0.01 multiplied by the number of common shares underlying the Restricted Stock Units which have vested on such date.

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                (b)     For so long as you hold Restricted Stock Units, at the
                        time any dividend is paid with respect to a share of Company common stock, the Company shall pay to you in respect of each Restricted Stock Unit an amount in cash, in Company common stock, in other property or in a combination thereof, in each case having a value equal to the fair market value of such dividend on the dividend payment date (hereinafter "Dividend Equivalents") subject to any deferral election you may have made in accordance with the Company's authorization; provided, however, that unless otherwise determined by the Company, any such Dividend Equivalent payment in respect of stock dividends, dividends in kind or extraordinary dividends will be subject to the vesting provisions applicable to such Restricted Stock Unit.

        4. CHANGE IN CONTROL. The Restricted Stock Units granted hereunder shall become fully vested upon a Change in Control (as such term is defined in the Authorization) without regard to the vesting schedule contained in Section 2 of this Agreement.

        5. VESTING ON DEATH. Upon your death during your active employment at the Company, all then outstanding and unvested Restricted Stock Units granted hereunder shall become immediately vested without regard to the vesting schedule contained in Section 2 of this Agreement.

        6. VESTING ON TERMINATION OF EMPLOYMENT. Upon the termination of your employment with the Company for any reason other than your death, you will be entitled only to the percentage of the Restricted Stock Units which had vested under this Agreement as of your termination date except as may be otherwise set forth in your written employment agreement executed by you and the Company, if applicable.

        7. COMPLIANCE WITH SECURITIES LAWS. You understand and acknowledge that the Restricted Stock Units issued to you pursuant to this Agreement may not be offered, sold, transferred or otherwise disposed of except in accordance with the Securities Act of 1933, as amended, the rules and regulations thereunder and all applicable state securities laws. In addition, the Restricted Stock Units, like any stock of the Company which you may own directly or indirectly, may not be traded during a period when the Company has advised you that trading in the Company's stock is prohibited.

        8. RESTRICTIONS ON RESALE. You understand that the Restricted Stock Units are subject to restrictions set forth in this Agreement and are only transferable on the books and records of the Company and its transfer agent and registrar and that the Company and such transfer agent and registrar will not register any transfer of the Restricted Stock Units which the Company in good faith believes violates the restrictions set forth herein.

        9. DESIGNATED BENEFICIARY. You may designate a Beneficiary who will have the right to receive the Restricted Stock Units, if any, which vest on your death. The form which may be used for this purpose is attached to this Agreement. If you do not designate a Beneficiary by completing the attached form and returning it to the Company, the Company will automatically default payment to your estate.

        10. RIGHTS AS A SHAREHOLDER. You shall have no rights as a shareholder with respect to

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the common shares underlying any Restricted Stock Units unless and until a certificate representing such common shares is duly issued and delivered to you.

        11. WITHHOLDING TAXES. The Company's obligation to deliver shares to you upon vesting of any Restricted Stock Units shall be subject to your satisfaction of all applicable federal, state and local income tax, employment tax and withholding requirements.

        12. ANTI-DILUTION PROVISIONS. If prior to the vesting of the Restricted Stock Units, there shall occur any change in the outstanding shares of the Company's common stock by reason of any stock dividend, stock split, combination or exchange of such shares of common stock, merger, consolidation, recapitalization, reorganization, liquidation, dissolution or similar event, and as often as the same shall occur, then the kind and number of Restricted Stock Units may be adjusted by the Compensation Committee of the Board of Directors (the "Committee") in such manner as it may deem equitable, the determination of which shall be binding and conclusive. Failure of the Committee to provide for any such adjustment shall be conclusive evidence that no adjustment is required.

        13. ACCEPTANCE OF PROVISIONS. The execution of this Agreement by you shall constitute your acceptance of and agreement to all of the terms and conditions of the Authorization and this Agreement.

        14. CONFIDENTIALITY AND RESTRICTIVE COVENANT PROVISIONS. In consideration of the grant of Restricted Stock Units to you and the compensation now and hereafter paid to you, you hereby acknowledge and agree as follows:

                (a)     CONFIDENTIALITY

                (i) You are aware that the Company owns proprietary and confidential information and materials covering or related to the Company's finances, business and operations which from time to time may be disclosed to you or to which you may obtain access or develop or create on behalf of the Company. Such information and materials may include, but are not limited to, sales information, plans and projections, trade secrets, marketing plans, product plans, margin information, vendor compensation, store plans and information, pricing techniques and plans, training programs, strategies, statistical data, forecasts, replenishment programs and systems and other information concerning the Company and its past, present or future operations, financing, sales, marketing or business (collectively "Confidential Information"). Confidential Information does not include information which is or becomes known generally by the public other than through your breach of this Agreement. You acknowledge the confidential and secret character of the Confidential Information and agree that the Confidential Information is the sole, exclusive and extremely valuable property of the Company which gives the Company an advantage over its competitors and is critical to the success of the Company and its business.

                (ii) All Confidential Information is the property of the Company and neither your employment nor the disclosure of such information to you should be construed to grant any right, license or authorization to you to use the

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                        Confidential Information except in connection with the
                        performance by you of the services for which you are employed by the Company. You will not during your employment by the Company or at any time thereafter exploit, reproduce or use for yourself or any third parties, or divulge or convey to any third parties, any Confidential Information except to the extent that Confidential Information shall be required to be used and/or divulged in order to enable you to perform in the ordinary course the services for which you are then currently employed by the Company.

                (iii) You will comply with all regulations established by the Company to maintain the confidentiality of the Confidential Information and will not remove Confidential Information from your place of employment without the express consent of the Company.

                (iv) On termination of your employment with the Company or at any other time as the Company may request, you shall end all use of any Confidential Information and return to the Company all originals and copies of any Confidential Information then in or thereafter coming into your possession (in whatever form and however such Confidential Information might be obtained or recorded). You shall not thereafter retain a copy of any such Confidential Information.

                (b)     RESTRICTIVE COVENANT

                (i) During your employment by the Company and for a period of two (2) calendar years thereafter (the "Restriction Period"), you will not, alone or with others, directly or indirectly, induce or attempt to induce any person who, during the term of your employment with the Company, was an employee or representative of the Company, to terminate his or her employment or relationship with the Company or to violate the terms of any agreement between such employee or representative and the Company, or hire or attempt to hire any employee of the Company within one hundred eighty (180) after the termination of such employee's relationship with the Company.

                (ii) During your employment by the Company and for a period of two (2) calendar years thereafter, You will not accept any employment or related position, or act as a consultant (either directly or indirectly) with the following competitors of the Company: Bed Bath & Beyond, Party City, Spencer Gifts, J.C. Penny's, Target, Ross stores, TJ Maxx Corp, or Federated Department stores. In the case of a termination of employment by the Company for any other reason than by "Cause" (as defined in Section 5(b)), the Restriction Period shall terminate immediately upon the employee's termination of employment.

                (iii) You agree that the above restrictions are reasonable and necessary in light of your position and responsibilities with the Company.

                (c)     REMEDIES

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                (i)     You acknowledge that the Company will not have an
                        adequate remedy at law for your breach of any provision of this Section 14. You consent to the entry of injunctive or other appropriate equitable relief against you with respect to any such breach (without proof of monetary or immediate damage and without any bond or other security being required), in addition to any other remedies which might be available to the Company at law or in equity.

                (ii) Upon your breach of this Section 14, all outstanding Restricted Stock Units granted to you (A) to the extent not yet vested or otherwise not then issued to you for any reason, shall be immediately forfeited and cancelled, and (B) to the extent any such Restricted Stock Units have vested and the certificates for the underlying common shares have been issued to you, the value of such underlying common shares shall be immediately returned by you to the Company, either (x) in "kind" by the transfer and delivery to the Company of that number of shares of Company common stock equal to the number of common shares represented by such vested Restricted Stock Units, (y) in cash equal to the Fair Market Value (as defined in the Authorization) of a share of Company common stock on the date of the breach multiplied by the number of common shares represented by such vested Restricted Stock Units, or (z) a combination of (x) and (y). The determination of whether you have breached this Section 14 shall be determined by the Committee or the Board in good faith. This Section 14 shall have no application following a termination of employment following a Change in Control (as defined in the Authorization).

                (iii) You agree to reimburse the Company for all costs and expenses (including, without limitation, court costs and the reasonable fees and expenses of attorneys) incurred by the Company in connection with any action by the Company seeking to enforce this Section 14.

                (iv) If any court of competent jurisdiction determines that any provision of this Section 14, as written, is too broad in scope or duration to be enforceable, such provision should be narrowed in scope and duration to the extent (and only to such extent) necessary to make such provision enforceable. The invalidity or unenforceability of any provision or provisions of this
                        Section 14 shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        15. VENUE AND JURISDICTION; WAIVER OF JURY TRIAL. Any claim brought by you arising out of or in connection with this Agreement or the Authorization (as incorporated herein by reference), the subject matter thereof, or the performance or non-performance of any obligation thereunder (other than a counterclaim maintained by you in an action originally brought by the Company), shall be brought in either the state or federal courts located in the State of New Jersey. You hereby irrevocably submit to the jurisdiction of each of the state or federal courts located in the State of New Jersey for the purposes of any suit, civil action or other proceeding ("Suit") arising out of or in connection with this Agreement or the Authorization, the subject matter thereof, or the performance or non-performance of any obligation thereunder. You hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that you are not subject to the jurisdiction of the state or federal courts located in the State of New Jersey, that such Suit is

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brought in an inconvenient forum, or that the venue of such Suit is improper.
You hereby consent to service of process by first-class mail with respect to any action brought by the Company against you arising out of or in connection with this Agreement or the Authorization.

        YOU HEREBY WAIVE ANY TRIAL BY JURY WITH RESPECT TO ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE AUTHORIZATION, THE SUBJECT MATTER THEREOF, OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY OBLIGATION THEREUNDER.

        16. MISCELLANEOUS. This Agreement and the Authorization contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except in a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for the convenience of reference and shall not affect its meaning or interpretation.

        Please indicate your acceptance of the foregoing terms and conditions by signing a copy of this Agreement and returning it to the Company to the attention of the Compensation Department.




Linens 'n Things, Inc.                              Employee:


By:      BRIAN D. SILVA                             JACK E. MOORE, JR.
         --------------                             ------------------
Name:    Brian D. Silva                             Jack E. Moore, Jr.
Title:   Senior Vice President, Human
         Resources, Administration
         and Corporate Secretary

Date:    July 6, 2004                               Date: July 10, 2004
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